Exhibit 10.3

EIGHTH AMENDMENT

TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT

This Eighth Amendment to Third Amended and Restated Loan Agreement (the “Eighth Amendment”) is dated November 10, 2004 and is made by and among Whitney National Bank (“Lender”), Conrad Shipyard, L.L.C. (“Borrower”), Orange Shipbuilding Company, Inc. (“Orange”) and Conrad Industries, Inc. (“Conrad”).

WHEREAS, Borrower and Guarantor have requested that Lender modify the Tangible Net Worth requirement in the Third Amended and Restated Loan Agreement, as amended, so that Borrower will not violate its terms and conditions;

WHEREAS, Lender is agreeable to do so; and

WHEREAS, the parties wish to amend that certain Third Amended and Restated Loan Agreement by and among Lender, Borrower, Orange and Conrad, dated July 18, 2002, as amended by the First Amendment to the Third Amended and Restated Loan Agreement, dated March 21, 2003, the Second Amendment to Third Amended and Restated Loan Agreement, dated as of May 9, 2003, the Third Amendment to Third Amended and Restated Loan Agreement, dated July 11, 2003, the Fourth Amendment to Third Amended and Restated Loan Agreement, dated November 10, 2003, the Fifth Amendment to Third Amended and Restated Loan Agreement, dated February 13, 2004, the Sixth Amendment to Third Amended and Restated Loan Agreement, dated March 26, 2004 and Seventh Amendment to Third Amended and Restated Loan Agreement, dated August 11, 2004 (collectively the “Loan Agreement”) as set forth below.

NOW THEREFORE, the parties hereby agree as follows:

1. Section 5.01 of the Loan Agreement is hereby amended by amending and restating subsection (d) follows:

Section 5.01. Financial Covenants. Borrower shall comply with the following Financial Covenants until the Loan has been paid in full:

* * *

(d) Tangible Net Worth. Borrower on a Consolidated basis with Guarantor and each Subsidiary shall maintain at all times during the existence of the Loan a Tangible Net Worth of at least $18,750,000.00 as of December 31, 2004, and each quarter thereafter.

2. Lender does hereby waive any event which may be a Default as the result of Borrower on a consolidated basis with Guarantor and each Subsidiary not complying with the Tangible Net Worth requirement in force prior to the effective date of this Eighth Amendment. In connection with the foregoing and only in connection with the foregoing, the Loan Agreement is hereby amended, but in all other respects all of the terms and conditions of the Loan Agreement remain unaffected.

3. Except as provided above in paragraph 2, Borrower, Orange and Conrad acknowledge and agree that this Eighth Amendment shall not constitute a waiver of any Default(s) under the Loan Agreement or any documents executed in connection therewith. Borrower, Orange and Conrad hereby represent and warrant to Lender that no Default has occurred under the Loan Agreement and there has not occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute, a Default under the Loan Agreement. Borrower, Orange and Conrad further acknowledge that the Collateral Documents and the continuing guaranties of Orange and Conrad remain in full force and effect and that the Collateral Documents and the continuing guaranties of Orange and Conrad continue to secure the payment and performance of the Obligations, as hereby amended, in accordance with their terms.

4. This Eighth Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed.

LENDER: WHITNEY NATIONAL BANK		BORROWER: CONRAD SHIPYARD, L.L.C.

By:	/s/ Edgar W. Santa Cruz, III	By:	/s/ Cecil A. Hernandez
	Edgar W. Santa Cruz, III		Cecil A. Hernandez
	Its: Vice President		Its: Secretary and Treasurer

GUARANTORS: ORANGE SHIPBUILDING COMPANY, INC.

		By:	/s/ Cecil A. Hernandez
Cecil A. Hernandez
Its: Secretary and Treasurer

CONRAD INDUSTRIES, INC.

		By:	/s/ Cecil A. Hernandez
Cecil A. Hernandez
Its: Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer